UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2024
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On December 11, 2024, AnaptysBio, Inc. (the “Company”) announced the results of Phase 2B Trial of ANB032, a BLTA agonist, and provided an estimate of the Company’s year-end cash reserves for the 2024 fiscal year.
Phase 2b Trial of ANB032
Investigational ANB032, a BTLA agonist, did not meet the primary and secondary endpoints in any of the doses studied in the global, 201-patient ARISE-AD trial as a monotherapy for moderate-to-severe atopic dermatitis (AD) or eczema. ANB032 was well tolerated with no safety signals observed.
The ARISE-AD study evaluated the efficacy, safety, tolerability, pharmacokinetics and pharmacodynamics of ANB032 monotherapy in patients with moderate-to-severe AD. The study enrolled 201 patients with a mean baseline EASI score of 27.3 in the U.S., Canada, Europe, Australia and New Zealand, who were either biologics naïve (n=168) or biologics experienced (n=33), defined as having received treatment with dupilumab or other IL-13 therapies. Patients were randomized to receive for 12 weeks either 100mg of subcutaneous ANB032 every four weeks (Q4W), 400mg every four weeks (Q4W) or 400mg every two weeks (Q2W), or placebo. The primary and secondary endpoints were assessed at Week 14.
Regardless of prior treatment experience, ANB032 did not meet the primary endpoint of the proportion of patients who achieved at least a 75% improvement from baseline in Eczema Area and Severity Index score (EASI-75), or any of the secondary endpoints at Week 14, including EASI-90, mean change in baseline EASI or a 4-point reduction in itch severity as measured by the peak Pruritus Numerical Rating Scale (PNRS) versus placebo.
Absolute response rates on key endpoints in patients treated with ANB032 approached the minimum target product profile with durable off-drug responses; however, higher placebo rates outside of the historical norm, particularly in the U.S., were observed.
ANB032 was well tolerated across all doses with no safety signals observed. Consistent with prior studies, data demonstrate a favorable safety and tolerability profile for ANB032, with one participant across all three active dose arms with a serious adverse event (SAE) of worsening AD and two placebo participants with SAEs. There was no dose relationship or imbalance in AEs and no safety signals observed. The most common (>5%) AEs observed were nasopharyngitis, atopic dermatitis and headache.
Updated Cash Guidance
The Company currently expects its cash, cash equivalents and investments to total approximately $415 million as of December 31, 2024. The Company believe that its existing cash, cash equivalents and investments will fund its current operating plan through year-end 2027. The Company has based this estimate on assumptions that may prove to be wrong, and could use its capital resources sooner than expected.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding future development of ANB032 and the Company’s estimated year-end cash balance and cash runway, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including the Company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the SEC. These forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPTYSBIO, INC.

Date: December 11, 2024	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Legal Officer